Exhibit 1.01

QUALCOMM Incorporated
Conflict Minerals Report
Reporting Period: January 1, 2017 – December 31, 2017

Qualcomm invents breakthrough technologies that transform how the world connects and communicates. Qualcomm Incorporated includes our licensing business and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including our integrated circuit businesses. In this document, the words “we,” “our” and “us” refer only to Qualcomm Incorporated, Qualcomm Technologies, Inc. and/or their subsidiaries.
This Conflict Minerals Report (this Report) contains forward-looking statements regarding our business, products and conflict minerals efforts, including steps we have taken or intend to take to mitigate the risk that conflict minerals in our products directly or indirectly finance or benefit armed groups (identified as a perpetrator of serious human rights abuses) in the Democratic Republic of the Congo (DRC) or an adjoining country (a country that shares an internationally recognized border with the DRC, collectively with the DRC the “Covered Countries:” Angola, Burundi, Central Africa Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia). Words such as “expects,” “intends,” “believes,” “strives” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters that are not historical are forward-looking statements.
Although forward-looking statements in this Report reflect our good faith judgment, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation: the risk that information reported to us by our suppliers from which we directly procure finished goods, components, materials and/or services for our products (direct suppliers), or industry information used by us, may be inaccurate; the risk that smelters or refiners (processing facilities) may not participate in the Conflict-Free Smelter Program (CFSP), which is a voluntary initiative in which independent third parties audit processing facilities’ procurement and processing activities and determine if the processing facilities maintain sufficient documentation to reasonably demonstrate conflict free sourcing; as well as risks discussed under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q, including those related to our customer concentration, our dependence on a limited number of third-party suppliers and our being subject to government regulations and policies. Readers are urged not to place undue reliance on forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report. Throughout this Report, whenever a reference is made to our website, such reference does not incorporate information from the website by reference into this Report unless specifically identified as such.

Background
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the United States Securities and Exchange Commission (SEC) promulgated rules (the Final Rule) requiring certain companies with “conflict minerals” (columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten) that are necessary to the functionality or production of a product manufactured by or for that company to, among other things, disclose annually whether any of those conflict minerals originated in the Covered Countries; and if so, to submit a report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.
In anticipation of the Final Rule, the Responsible Business Alliance (RBA), formerly the Electronics Industry Citizenship Coalition (EICC), and the Global e-Sustainability Initiative (GeSI) established an initiative that is known as the Responsible Minerals Initiative (RMI), formerly the Conflict-Free Sourcing Initiative (CFSI). The RMI, which is comprised of over 360 companies from multiple industries, together with the RBA and GeSI, strive to promote the improvement of human welfare and the environment through responsible and proactive supply chain management in conflict-affected and high-risk areas globally.
We are a member of the RBA, have adopted the RBA Code of Conduct and expect all of our direct suppliers to act in accordance with this Code of Conduct. By employing RBA tools and working collaboratively with our peers, we are working to improve transparency and sustainability in the global electronics supply chain. We actively participate in and support the RMI’s responsible sourcing initiatives.
We, along with many other companies, rely on the RMI’s CFSP to verify processing facilities as not directly or indirectly financing or benefiting armed groups in the Covered Countries (CFSP-compliant). The RMI also recognizes responsible sourcing practices of processing facilities that have been accredited by the London Bullion Market Association (LBMA) or certified by the Responsible Jewellery Council (RJC).

Summary
In accordance with the Final Rule, we conducted in good faith a reasonable country of origin inquiry (RCOI) that was reasonably designed to determine whether any of the necessary conflict minerals in our products originated in the Covered Countries or were from recycled or scrap sources.
Based on our RCOI, we have reason to believe that some of the necessary conflict minerals used in our products may have originated in the Covered Countries (and may not have been from recycled or scrap sources). Accordingly, we exercised due diligence to determine the source and chain of custody of these conflict minerals. Our due diligence was designed to conform to an internationally recognized due diligence framework, specifically the Organisation for Economic Co-operation and Development (OECD) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas,” 3rd edition (2016) (OECD Guidance).
Following the exercise of our due diligence (which is inherently subject to and limited by our ability to obtain reliable mine or location of origin information for conflict minerals that are used specifically in our products), we have not identified any instances in which our sourcing of necessary conflict minerals directly or indirectly financed or benefitted armed groups in the Covered Countries.

Product Description

I.	Integrated Circuit Products
Our integrated circuit products are sold to manufacturers that use our products in mobile devices, tablets, laptops, data modules, handheld wireless computers and gaming devices, access points and routers, broadband gateway equipment, data cards and infrastructure equipment, other consumer electronics and automotive telematics and infotainment systems. Our Mobile Station Modem (MSMTM) integrated circuits, which include the Mobile Data Modem, Qualcomm® Single Chip and Qualcomm® SnapdragonTM mobile platforms and processors and LTE modems, perform the core baseband modem functionality in wireless devices providing voice and data communications, as well as multimedia applications and global positioning functions. In addition, our Snapdragon mobile platforms and processors provide advanced application and graphics processing capabilities. Because of our experience in designing and developing CDMA- and OFDMA-based products, we design both the baseband integrated circuit and the supporting system, including but not limited to the Radio Frequency (RF), Power Management (PM), wireless connectivity integrated circuits, central processing units (CPUs), digital signal processors (DSPs) and graphics processing units (GPUs). Our portfolio of RF products includes Qualcomm Front End (QFE) radio frequency front-end (RFFE) components and other RF products and modules.
Our wireless integrated circuit products are also sold to manufacturers that use our products for wireless local area network (WLAN), Bluetooth, Bluetooth Smart, frequency modulation and near field communications, as well as technologies that support location data and services. Our networking products include WLAN, Powerline and Ethernet integrated circuits and network processors.
Revenues from the sale of integrated circuit products comprised greater than 99% of the total revenues for our products described in this Report during the reporting period.

II.	Other Products
Our other products relate to mobile health. Revenues from the sale of such other products comprised less than 1% of the total revenues for our products described in this Report during the reporting period.

Description of Supply Chain
During the reporting period, we primarily utilized a fabless production model in the manufacturing of our integrated circuits, which means that we did not own or operate foundries for the production of silicon wafers from which our integrated circuits were made. Integrated circuits are die cut from silicon wafers that have completed the package assembly and test manufacturing processes. In such fabless production, we employ both turnkey and two-stage manufacturing models to purchase our integrated circuits. Under the turnkey model, our foundry suppliers are responsible for delivering fully assembled and tested integrated circuits. Under the two-stage manufacturing model, we purchase die in singular or wafer form from semiconductor manufacturing foundries and contract with separate third-party suppliers for manufacturing services such as wafer bump, probe, assembly and the majority of our final test requirements. We primarily rely on our direct suppliers to perform the manufacturing and assembly, and most of the testing, of our integrated circuits based primarily on our proprietary designs and test programs. Our direct suppliers and, in turn, their suppliers, are responsible for the procurement of most of the raw materials used in the production of our integrated circuits.
In early 2017, we formed a joint venture with TDK Corporation under the name RF360 Holdings Singapore Pte. Ltd. (RF360 Holdings), to enable delivery of RFFE modules and RF filters into fully integrated products for mobile devices, among others. RF360 Holdings owns internal fabrication facilities that manufacture RFFE modules and RF filter acoustic products, and the manufacturing operations consist of front-end and back-end processes. These manufacturing operations procure raw materials from our direct suppliers. Our products discussed in this Report include products of RF360 Holdings.
Certain materials purchased by our direct suppliers may come directly or indirectly from processing facilities that treat ores, concentrates, slags or secondary materials. Because we do not purchase any materials directly from these processing facilities, we must rely on the information provided by our direct suppliers and the RMI or other industry organizations in order to prepare this Report.

Our other products are primarily contracted to be manufactured as finished goods with the contract manufacturer responsible for the procurement of the materials and components that comprise these products.

Conflict Free Minerals Policy
Our conflict free minerals policy communicates the expectation that our direct suppliers obtain materials from environmentally and socially responsible sources, including conflict free sources within the Covered Countries (available at: https://www.qualcomm.com/company/sustainability/products/conflict-free-minerals).

Reasonable Country of Origin Inquiry
In accordance with the Final Rule, we conducted in good faith an RCOI that was reasonably designed to determine whether or not any of the necessary conflict minerals in our products originated in the Covered Countries or were from recycled or scrap sources.
To conduct our RCOI and obtain sourcing information from our direct suppliers, we used the RMI Conflict Minerals Reporting Template (CMRT). We requested this information from 100% of our direct suppliers that may provide necessary conflict minerals in our products to determine whether any of these materials originated in the Covered Countries. We received CMRT responses from 100% of the direct suppliers of our integrated circuit products and from 78% of the direct suppliers of our other products.
Our RCOI considered the countries of origin information obtained from our direct suppliers and CFSP-compliant processing facilities’ country of origin data available to RMI members. Based on these sources of country of origin information, approximately 5% (16) of the processing facilities reported by our direct suppliers were confirmed as sourcing conflict minerals from the Covered Countries.

Design of Due Diligence
Our due diligence measures have been designed to conform, in all material respects, to the framework provided by the OECD Guidance.
OECD Step 1: Establish Strong Company Management Systems

•	We publicly communicate our conflict free minerals policy on our website.

•
We maintain a conflict minerals working group with representation from our finance, government affairs, internal audit, legal, regulatory, quality and supply chain departments, which report on compliance activities to executive management and the Audit Committee of our Board of Directors.

•	We include conflict free minerals requirements in purchasing documents to direct suppliers.

•	We maintain a public contact form on our website for general inquiries and grievances regarding our conflict minerals program (available at:
https://www.qualcomm.com/company/sustainability/products/conflict-free-minerals/contact-us).
OECD Step 2: Identify and Assess Risk in the Supply Chain

•
We use the CMRT to review our direct suppliers’ due diligence activities, such as whether they have a conflict minerals policy, require their own suppliers to source from CFSP-compliant processing facilities, and have a review process that includes corrective action management.

•	We use the CMRT to identify conflict minerals processing facilities when reported in our supply chain by our direct suppliers.

•	We obtain countries of origin information (when available) for CFSP-compliant processing facilities by relying on data provided by our direct suppliers and the RMI.

•	We conduct on-site and remote assessments of our direct suppliers’ due diligence activities to validate CMRT responses and ensure our supplier requirements are being met.

•	We participate in CFSP site visits to processing facilities to encourage participation in the CFSP.
OECD Step 3: Design and Implement a Strategy to Respond to Risk

•	We maintain a conflict minerals risk management plan that sets forth direct supplier risk management strategies ranging from continued procurement to disengagement at the discretion of management.

•	We support the development of due diligence practices through participation in RMI working groups.

•
We report information on the source and chain of custody of conflict minerals in our supply chain to our conflict minerals working group, executive management and the Audit Committee of our Board of Directors.

OECD Step 4: Third-Party Audit of Processing Facilities’ Due Diligence Practices

•	We use the publicly available results of the CFSP, LBMA and RJC third-party audits to validate the responsible sourcing practices of processing facilities in our supply chain.

•	We support independent third-party audits of processing facilities through our RMI membership.
OECD Step 5: Report Annually on Supply Chain Due Diligence

•	We file a Form SD and Conflict Minerals Report with the SEC on an annual basis. Our Form SD and Conflict Minerals Report are also available on our website.

•	We provide information regarding our conflict minerals program in the Qualcomm Sustainability Report (QSR) and on our conflict minerals website.

Description of Due Diligence Performed
Below is a description of the measures we performed for this reporting period to exercise due diligence on the source and chain of custody of our necessary conflict minerals that may have originated in the Covered Countries.

•
We conducted our supply chain survey on 100% of our direct suppliers that may use necessary conflict minerals in our products to determine whether any of these minerals originated in the Covered Countries or were from recycled or scrap sources.

•	We determined if the processing facilities reported to us by our direct suppliers adhere to responsible sourcing practices by verifying whether they are CFSP-compliant.

•
We communicated and addressed instances identified in the CMRT with our direct suppliers in which our requirements were not met or quality issues were apparent. This communication reinforced our requirements to support the sourcing of materials from conflict free sources within the Covered Countries.

•
We conducted conflict minerals verification assessments of due diligence activities at seven integrated circuit direct supplier sites. The assessments included identifying improvement opportunities and corrective actions.

•	We presented at the RMI-KUMA (Korea Urban Mining Association) conference to encourage processing facilities to participate in the CFSP.

•	We were members of non-profit and industry initiatives including the RMI and the International Tin Research Institute Supply Chain Initiative (iTSCi) Programme.

•	We provided funding to the non-profit international development organization Pact, in support of their Mines to Market Program.

•	We reported on program activities to members of executive management two times and the Audit Committee of our Board of Directors one time.

Facilities Used to Process the Necessary Conflict Minerals in Our Products
We rely on the good faith efforts of our direct suppliers to provide us with reasonable representations of the processing facilities used to supply the necessary conflict minerals in our products. In the reporting period, 41% of our direct supplier responses represented their supply chain at a company level, 35% at a product level and 24% at a supplier-defined level (e.g., at a divisional or subsidiary level). As such, the list of processing facilities disclosed at the end of this Report may over-represent the number of processing facilities that process the conflict minerals contained in our products.
All processing facilities listed in this Report are reported by CFSP status in tables 1, 2 and 3 in the section “Tables of Conflict Minerals Processing Facilities” at the end of this Report.

Country of Origin of the Necessary Conflict Minerals in Our Products
Based on country of origin information provided by the RMI for CFSP-compliant processing facilities, countries of origin of the necessary conflict minerals in our products may include: Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Democratic Republic of the Congo, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam and Zimbabwe.

Our Efforts to Determine the Mine or Location of Origin of the Necessary Conflict Minerals in Our Products
We requested location of mine and location of origin information for the necessary conflict minerals contained in our products from each of our direct suppliers using the CMRT. In some instances, our direct suppliers reported the name or location of the mine. However, many of our direct suppliers were unable to obtain reliable mine or location of origin data for the necessary conflict minerals.

Steps We Have Taken to Mitigate the Risk that our Necessary Conflict Minerals Benefit Armed Groups
Through our efforts to work with our direct suppliers on responsible sourcing and our active participation in the RMI, we continued to see improvements in the number of CFSP-compliant and CFSP-active status processing facilities that may supply conflict minerals contained in our integrated circuit products.
Figure 1 displays the CFSP status of processing facilities in our integrated circuit products supply chain from reporting year 2013 to 2017. From reporting year 2016 to 2017, CFSP-compliant processing facilities in our integrated circuit products supply chain increased from 180 to 251, partially due to the RF360 Holdings joint venture, which uses internal fabrication facilities to manufacture RFFE modules and RF filter acoustic products.

Figure 1: 2013-2017 Processing Facilities by CFSP Status for Integrated Circuit Products

300
250
200
150
100
50
0
Number of Processing Facilities
39
23
55
2
15
76
1
4
142
180
1
9
251
2013
2014
2015
2016
2017
CFSP-compliant
CFSP-active
Eligible

Note: CFSP-compliant processing facilities are compliant with the CFSP audit protocols and include processing facilities currently undergoing a re-audit or processing facilities certified by the LBMA or RJC. CFSP-active processing facilities have committed to undergo a CFSP audit. Eligible processing facilities meet the definition of a smelter or refiner under the CFSP protocols but are not participating in the CFSP.

Steps We Will Take to Mitigate the Risk that our Necessary Conflict Minerals Benefit Armed Groups
During reporting year 2018, we intend to conduct the following due diligence activities to continue to mitigate the risk that our necessary conflict minerals directly or indirectly finance or benefit armed groups in the Covered Countries:

1.	Engage with direct suppliers, processing facilities and the RMI to encourage eligible processing facilities to become CFSP-compliant;

2.	Strive to use only direct suppliers that source from CFSP-compliant processing facilities for our integrated circuit and other products;

3.	Conduct on-site verification assessments of certain suppliers’ due diligence activities;

4.	Conduct due diligence on new businesses acquired to assess the risk of conflict minerals in the acquired businesses’ supply chain; and

5.
Participate in the following industry coalitions’ and non-governmental organizations’ efforts to support the responsible sourcing of minerals: RBA, RMI, ITRI (International Tin Research Institute) and Pact.

Tables of Conflict Minerals Processing Facilities
The processing facilities listed in tables 1, 2 and 3 are processing facilities reported by our direct suppliers for our integrated circuit products and other products during the reporting period.
Table 1. CFSP-compliant Processing Facilities as of January 31, 2018

Conflict Mineral	Processing Facility Name	Processing Facility Location
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	AGR (Perth Mint Australia)	AUSTRALIA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Daejin Industry	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dowa Kogyo k.k.	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Federal State Unitary Enterprise Moscow Special Processing Plant (FSUE MZSS)	RUSSIAN FEDERATION
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Zhongyuan Gold Refinery Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	JCC	CHINA
Gold	Johnson Matthey Inc.	UNITED STATES OF AMERICA
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Kagaku Yakuhin Co., Ltd	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Metallurgie Hoboken Overpelt	BELGIUM
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Kinzoku Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Niihama Toyo Smelter & Refinery	JAPAN
Gold	Norddeutsche Affinererie AG	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC Krastsvetmet	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Pan Pacific Copper Co. Ltd.	JAPAN
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	Produits Artistiques de Métaux	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Samdok Metal	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	Sempsa JP (Cookson Sempsa)	SPAIN
Gold	Shandong Gold Mine (Laizhou) Smelter Co., Ltd.	CHINA
Gold	Shyolkovsky	RUSSIAN FEDERATION
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY

Gold	Tanaka Electronics (Hong Kong) Pte. Ltd.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precision Metals	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhao Yuan Gold Smelter of ZhongJin	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha Southern	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F & X	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA (the former Yugoslav Republic of)
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	Alent plc	UNITED STATES OF AMERICA
Tin	Brand RBT	INDONESIA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Rare Metal Material Co., Ltd.	CHINA
Tin	China Tin (Hechi)	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa Metaltech Co., Ltd.	JAPAN
Tin	Empresa Metalúrgica Vinto	BOLIVIA
Tin	Fenix Metals	POLAND

Tin	Funsur Smelter	PERU
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Kai Union Industry and Trade Co., Ltd. (China)	CHINA
Tin	Kundur Smelter	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Mentok Smelter	INDONESIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nanshan Tin Co. Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Indra Eramult Logam Industri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Shunda Huichang Kam Tin Co., Ltd.	CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thailand Smelting & Refining Co. Ltd.	THAILAND
Tin	The Gejiu cloud new colored electrolytic	CHINA
Tin	Toboca/ Paranapenema	BRAZIL
Tin	White Solder Metalurgica	BRAZIL
Tin	Yunnan Adventure Co., Ltd.	CHINA
Tin	Yunnan Xi YE	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China National Non Ferrous	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Han River Pelican State Alloy Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd.	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	WBH	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	CHINA
Tungsten	Xiamen H.C.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Table 2. CFSP-active Processing Facilities as of January 31, 2018

Conflict Mineral	Processing Facility Name	Processing Facility Location
Gold	BALORE REFINERSGA	INDIA
Gold	KGHM Polska Miedz S.A.	POLAND
Gold	L'Orfebre S.A.	ANDORRA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	SAFINA A.S.	CZECH REPUBLIC
Tin	Modeltech Sdn Bhd	MALAYSIA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Table 3. Eligible Processing Facilities (processing facilities that meet the definition of a smelter or refiner under the CFSP protocols, but are not participating in the CFSP) as of January 31, 2018

Conflict Mineral	Processing Facility Name	Processing Facility Location
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Caridad	MEXICO
Gold	CHALCO Yunnan Copper Co. Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DEGUSSA	GERMANY
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Great Wall Precious Metals Co., LTD.	CHINA
Gold	Guangdong Gaoyao Co.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Industry Co. Ltd.	CHINA
Gold	HwaSeong CJ Co., LTD.	KOREA, REPUBLIC OF
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	LinBao Gold Mining	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Sai Refinery	INDIA
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Shandong Guoda Gold Co., Ltd.	CHINA
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Tantalum	Zhaoqing Duoluoshan Non-ferrous Metals Co., Ltd.	CHINA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	PGMA	CHINA
Tin	Super Ligas	BRAZIL
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Yunnan Geiju Zili Metallurgy Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA